Date: Feb. 21, 2008
Williams Partners L.P. Reports Fourth-Quarter and Full-Year 2007 Financial Results
•	Partnership’s Growth, Solid Performance Drive 20% Increase in Distributable Cash Flow per Unit in 2007

•	Net Income per Unit Up 22% in 2007, 24% for 4Q

•	NGL Margins Remain Strong Across All Processing Businesses

•	Per Unit Cash Distribution Increased to 57.5 Cents — 22% Over 4Q 2006
          TULSA, Okla. — Williams Partners L.P. (NYSE:WPZ) today announced unaudited 2007 net income of $164.6 million, or $1.97 per common unit, compared with 2006 net income of $214.6 million and $1.62 per common unit.
          Net income per common unit for 2007 was higher due primarily to the growth of the partnership through its 2006 acquisition of Four Corners and higher equity earnings from Discovery, partially offset by higher interest expense and additional units outstanding.
          However, net income for 2007, which includes pre-partnership income allocated to the general partner in association with the partnership’s acquisitions, was lower than the recast 2006 net income due primarily to interest expense associated with the Four Corners and Wamsutter acquisitions.
          For fourth-quarter 2007, Williams Partners reported net income of $44.9 million, or 56 cents per common unit, compared with $46.3 million and 45 cents per common unit for fourth-quarter 2006.
          Fourth-quarter 2007 net income per common unit was higher than fourth-quarter 2006 also due to the growth of the partnership. The growth was partially offset by lower volumes in Four Corners following the Nov. 28 fire and subsequent shut-down of the Ignacio natural gas processing plant, a $10.4 million non-cash impairment charge on the Carbonate Trend gathering pipeline and higher interest expense.
          In 2007, the key measure of distributable cash flow per weighted-average limited partner unit was $2.59, compared with $2.15 for 2006 — an increase of 20 percent. Total distributable cash flow in 2007 for limited-partner unitholders was $103.7 million, compared with $42.5 million for 2006.
          The increase in distributable cash flow during 2007 is due to the growth of the partnership through its 2006 acquisition of Four Corners, its 2007 acquisition of an additional 20 percent interest in Discovery, and the partnership’s steady business performance.
          For fourth-quarter 2007, distributable cash flow per weighted-average limited partner unit was 63 cents, compared with 62 cents for fourth-quarter 2006. Total distributable cash flow for limited-partner unitholders totaled $26.6 million in fourth-quarter 2007, compared with $15.8 million for fourth-quarter 2006.

Williams Partners L.P. (NYSE: WPZ) — Year-end 2007 Financial Results — Feb. 21, 2008	Page 1 of 5

          The slight increase in distributable cash flow during the fourth quarter is also due to the growth of the partnership and its business performance. These benefits were partially offset by lower volumes at Four Corners, due to the Ignacio fire.
          The partnership’s issuance of 13.4 million common units in the fourth-quarter 2007 to fund a portion of the Wamsutter acquisition also reduced the per-unit distributable cash flow amounts in the fourth-quarter 2007 and full-year.
          Because the units were issued and the acquisition closed in December 2007, the partnership has not yet received a cash distribution from its equity investment in Wamsutter. As such, fourth-quarter distributable cash flow did not include any benefit from the investment. The Wamsutter investment will make its first scheduled cash distribution to the partnership in the first quarter of 2008.
Business Segment Performance
          Business segment performance includes results for the partnership’s three business segments: Gathering and Processing — West, which includes Four Corners and the Wamsutter investment; Gathering and Processing — Gulf, which includes the Discovery investment; and NGL Services, which includes the Conway fractionation and storage complex.
          The segment profit numbers have been recast to include Wamsutter through all periods presented following the partnership’s fourth-quarter acquisition of an ownership interest in the assets.

Consolidated Segment Profit	4Q		Full Year
Amounts in thousands	2007	2006	2007	2006

Gathering and Processing — West	$62,486	$53,349	$223,903	$221,499
Gathering and Processing — Gulf	2,447	2,310	17,431	17,845
NGL Services	4,689	3,623	14,305	9,834

Consolidated Segment Profit	$69,622	$59,282	$255,639	$249,178

Recurring Consolidated Segment Profit*
Amounts in thousands

Gathering and Processing — West	$63,486	$53,349	$227,292	$213,980
Gathering and Processing — Gulf	12,847	2,310	27,831	17,845
NGL Services	4,689	3,623	15,742	9,834

Recurring Consolidated Segment Profit*	$81,022	$59,282	$270,865	$241,659

*	A schedule reconciling segment profit to recurring segment profit is attached to this press release.
          Williams Partners’ consolidated recurring segment profit for 2007 was $270.9 million, compared with $241.7 million for 2006.

Williams Partners L.P. (NYSE: WPZ) — Year-end 2007 Financial Results — Feb. 21, 2008	Page 2 of 5

          Recurring segment profit for Gathering & Processing — West was $227.3 million in 2007, compared with $214 million in 2006. The increase in recurring segment profit was primarily the result of higher NGL margins at Four Corners and higher equity earnings from Wamsutter, also due to higher NGL margins. These benefits were partially offset by lower volumes in Four Corners due to the Ignacio fire and higher operating and maintenance expenses.
          Recurring segment profit for the Gathering & Processing — Gulf segment was $27.8 million in 2007, compared with $17.9 million in 2006. Increased equity earnings from the partnership’s Discovery interest were the primary driver of the improvement. Discovery’s equity earnings increased due to higher gross processing margins and higher gathered volumes for the year.
          NGL Services reported recurring segment profit of $15.8 million for 2007, compared with $9.8 million for 2006. The increase in segment profit was due primarily to higher storage and product upgrade fee revenues and lower operating and maintenance expense.
          Reconciliations of the partnership’s distributable cash flow for limited-partner unitholders to net income, as well as recurring segment profit to segment profit, accompany this press release.
Chief Operating Officer Perspective
          “The partnership had a solid performance in 2007,” said Alan Armstrong, chief operating officer of the general partner of Williams Partners. “The core assets performed well and our two acquisitions — the additional interest in Discovery and Wamsutter — provide a foundation for future growth.
          “In particular, the fourth-quarter acquisition of an interest in the Wamsutter system should be a key driver in the partnership’s future growth. Wamsutter includes large-scale assets in a high-growth natural gas basin. This investment will increase the diversity of our cash flows and reduce our dependence on commodity margins.
          “We also continued to increase our cash distributions in 2007 and our coverage ratio remains strong,” Armstrong said.
Increase in Cash Distribution to Unitholders
          Subsequent to the close of the fourth quarter, the board of directors of the general partner of Williams Partners increased the quarterly cash distribution payable to unitholders to 57.5 cents from 55 cents. This was the eighth consecutive quarter the partnership increased its cash distribution.
          For 2007, Williams Partners’ total cash distribution to unitholders was $2.15 per unit, compared with $1.725 per unit in 2006 — an increase of 25 percent.
Distributable Cash Flow and Recurring Segment Profit Definitions
          Distributable cash flow per weighted average limited-partner unit is a key measure of the partnership’s financial performance and available cash flows to unitholders.

Williams Partners L.P. (NYSE: WPZ) — Year-end 2007 Financial Results — Feb. 21, 2008	Page 3 of 5

          Williams Partners defines distributable cash flow per limited partner unit as distributable cash flow, as defined in the following paragraph, attributable to partnership operations plus the cash distributed by Wamsutter and Discovery. The total distributable cash flow attributable to partnership operations is then allocated among the general partner and the limited partners in accordance with the cash-distribution provisions of our partnership agreement. The resulting distributable cash flow attributable to partnership operations and to its limited partners is then divided by the weighted average limited partner units outstanding to arrive at distributable cash flow per limited partner unit.
          Williams Partners defines distributable cash flow as net income plus depreciation, amortization and accretion, and the amortization of a natural gas purchase contract, less its equity earnings in Wamsutter and Discovery, as well as adjustments for certain non-cash, non-recurring items, plus reimbursements from Williams under an omnibus agreement and less maintenance capital expenditures.
          Williams Partners defines recurring segment profit as segment profit excluding items of income or loss that it characterizes as unrepresentative of its ongoing operations. Schedules presenting Williams Partners’ consolidated statements of income, segment profit and operating information are available on Williams Partners’ web site at www.williamslp.com and as an attachment to this document.
Today’s Analyst Call
          Williams Partners’ management will discuss the partnership’s year-end financial results during an analyst presentation to be webcast live beginning at noon Eastern today.
          Participants are encouraged to access the presentation and corresponding slides via www.williamslp.com. A limited number of phone lines also will be available at (877) 856-1969. International callers should dial (719) 325-4746. Callers should dial in at least 10 minutes prior to the start of the discussion. A replay of the year-end webcast will be available for two weeks at www.williamslp.com.
Form 10-K
          The partnership plans to file its Form 10-K with the Securities and Exchange Commission during the week of Feb. 25. The document will be available on both the SEC and Williams Partners web sites.
About Williams Partners L.P. (NYSE: WPZ)
Williams Partners L.P. is a publicly traded master limited partnership that owns natural gas gathering, transportation, processing and treating assets serving regions where producers require large scale and highly reliable services, including the Gulf of Mexico, the San Juan Basin in New Mexico and Colorado, and the Washakie Basin in Wyoming. The partnership also serves the natural gas liquids (NGL) market through its NGL fractionating and storage assets. The general partner is Williams Partners GP LLC. More information about the partnership is available at www.williamslp.com. Go to http://www.b2i.us/irpass.asp?BzID=1296&to=ea&s=0 to

Williams Partners L.P. (NYSE: WPZ) — Year-end 2007 Financial Results — Feb. 21, 2008	Page 4 of 5

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Contact:	Jeff Pounds
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Williams (investor relations)
(918) 573-2078
# # #
Williams Partners’ reports, filings and other public announcements might contain or incorporate by reference forward-looking statements — statements that do not directly or exclusively relate to historical facts. You typically can identify forward-looking statements by the use of forward-looking words, such as “anticipate,” believe,” “could,” “continue,” “estimate,” “expect,” “forecast,” “may,” “plan,” “potential,” “project,” “schedule,” “will” and other similar words. These statements are based on our intentions, beliefs and assumptions about future events and are subject to risks, uncertainties and other factors. Actual results could differ materially from those contemplated by the forward-looking statements. In addition to any assumptions, risks, uncertainties and other factors referred to specifically in connection with such statements, other factors could cause our actual results to differ materially from the results expressed or implied in any forward-looking statements. Those risks, uncertainties and factors include, among others: Williams Partners may not have sufficient cash from operations to enable it to pay the minimum quarterly distribution following establishment of cash reserves and payment of fees and expenses, including payments to its general partner; because of the natural decline in production from existing wells and competitive factors, the success of Williams Partners’ gathering and transportation businesses depends on its ability to connect new sources of natural gas supply, which is dependent on factors beyond its control; any decrease in supplies of natural gas could adversely affect Williams Partners’ business and operating results; Williams Partners’ processing, fractionation and storage business could be affected by any decrease in the price of natural gas liquids or a change in the price of natural gas liquids relative to the price of natural gas; lower natural gas and oil prices could adversely affect Williams Partners’ fractionation and storage businesses; Williams Partners depends on certain key customers and producers for a significant portion of its revenues and supply of natural gas and natural gas liquids and the loss of any of these key customers or producers could result in a decline in its revenues and cash available to pay distributions; if third-party pipelines and other facilities interconnected to Williams Partners’ pipelines and facilities become unavailable to transport natural gas and natural gas liquids or to treat natural gas, Williams Partners’ revenues and cash available to pay distributions could be adversely affected; Discovery Producer Services LLC and Wamsutter LLC may reduce their cash distributions to Williams Partners in some situations; Williams Partners’ future financial and operating flexibility may be adversely affected by restrictions in its indentures and by its leverage; Williams Partners’ partnership agreement limits its general partner’s fiduciary duties to Williams Partner’s unitholders and restricts the remedies available to unitholders for actions taken by the general partner that might otherwise constitute breaches of fiduciary duty; even if unitholders are dissatisfied, they currently have little ability to remove Williams Partners’ general partner without its consent; The Williams Companies, Inc.’s public indentures and Williams Partners’ credit facility contain financial and operating restrictions that may limit Williams Partners’ access to credit; in addition, Williams Partners’ ability to obtain credit in the future will be affected by The Williams Companies Inc’s credit ratings; Williams Partners’ general partner and its affiliates have conflicts of interest and limited fiduciary duties and they may favor their own interests to the detriment of Williams Partners’ unitholders; unitholders will be required to pay taxes on their share of Williams Partners’ income even if they do not receive any cash distributions from Williams Partners; and Williams Partners’ operations are subject to operational hazards and unforeseen interruptions for which it may or may not be adequately insured. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Investors are urged to closely consider the disclosures and risk factors in Williams Partners’ reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission available from Williams Partners’ offices or from Williams Partners’ website at www.williamslp.com.

Williams Partners L.P. (NYSE: WPZ) — Year-end 2007 Financial Results — Feb. 21, 2008	Page 5 of 5

Reconciliation of Non-GAAP Measures
(UNAUDITED)

     This press release includes certain financial measures, Recurring Segment Profit, Distributable Cash Flow and Distributable Cash Flow per Limited Partner Unit that are non-GAAP financial measures as defined under the rules of the Securities and Exchange Commission.
     For Williams Partners L.P., Recurring Segment Profit excludes items of income or loss that we characterize as unrepresentative of our ongoing operations. Management believes Recurring Segment Profit provides investors meaningful insight into Williams Partners L.P.’s results from ongoing operations.
     For Williams Partners L.P. we define Distributable Cash Flow as net income (loss) plus the non-cash affiliate interest expense associated with the advances from affiliate that were forgiven by Williams, depreciation, amortization and accretion, and the amortization of a natural gas purchase contract, less our earnings from equity investments, as well as adjustments for certain non-cash, non-recurring items, plus reimbursements from Williams under an omnibus agreement and less maintenance capital expenditures. For our equity investments, Wamsutter and Discovery, we define Distributable Cash Flow as net income (loss) plus depreciation, amortization and accretion and less maintenance capital expenditures. We also adjust for certain non-cash, non-recurring items. Our equity share of Wamsutter’s Distributable Cash Flow is based on the distribution provisions of the Wamsutter LLC Agreement. Our equity share of Discovery’s Distributable Cash Flow is 60%.
     For Williams Partners L.P. we define Distributable Cash Flow per Limited Partner Unit as Distributable Cash Flow, as defined in the preceding paragraph, attributable to partnership operations plus the actual cash distributed by Wamsutter and Discovery. The total Distributable Cash Flow attributable to partnership operations is then allocated between the general partner and the limited partners in accordance with the cash distribution provisions of our partnership agreement. The resulting Distributable Cash Flow attributable to partnership operations and to its limited partners is then divided by the weighted average limited partner units outstanding to arrive at Distributable Cash Flow per Limited Partner Unit.
     This press release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are accepted financial indicators used by investors to compare company performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the Partnership’s assets and the cash that the business is generating. Neither Recurring Segment Profit nor Distributable Cash Flow are intended to represent cash flows for the period, nor are they presented as an alternative to net income (loss) or cash flow from operations. Distributable Cash Flow per Limited Partner is not presented as an alternative to net income per unit. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.

	2006*					2007*
(Thousands, except per-unit amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Y-T-D	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Y-T-D

Williams Partners L.P. Reconciliation of Non-GAAP “Recurring Segment Profit” to GAAP “Segment Profit”

Gathering and Processing — West	$45,994	$55,505	$66,651	$53,349	$221,499	$42,604	$59,181	$59,632	$62,486	$223,903
Gathering and Processing — Gulf	5,860	3,659	6,016	2,310	17,845	3,638	3,670	7,676	2,447	17,431
NGL Services	2,050	1,984	2,177	3,623	9,834	53	5,606	3,957	4,689	14,305

Segment Profit	53,904	61,148	74,844	59,282	249,178	46,295	68,457	71,265	69,622	255,639
Non-recurring Items:
Gathering and Processing — West
2001-2002 EFM fees adjustment, revenue effect	—	—	—	—	—	—	—	3,464	—	3,464
2001-2002 EFM fees adjustment, depreciation effect	—	—	—	—	—	—	—	(1,356)	—	(1,356)
Condensate revenue adjustment	—	(1,900)	—	—	(1,900)	—	—	—	—	—
2005-2006 retroactive charges for customer contract	—	—	—	—	—	(848)	—	—	—	(848)
Adjust right-of-way prepaid expense	—	—	—	—	—	1,243	—	—	—	1,243
Adjust 2006 incentive compensation accrual	—	—	—	—	—	(899)	—	—	—	(899)
Adjust asset retirement obligation	—	—	—	—	—	785	—	—	—	785
Adjust other accounts payable items	(3,300)	(700)	2,000	—	(2,000)	—	—	—	—	—
NGL Services
Product imbalance valuation adjustment	—	—	—	—	—	1,437	—	—	—	1,437
Other items:
Gathering and Processing — West
Gain on sale of LaMaquina treating facility	(3,619)	—	—	—	(3,619)	—	—	—	—	—
Ignacio fire property insurance deductible	—	—	—	—	—	—	—	—	1,000	1,000
Gathering and Processing — Gulf
Impairment of Carbonate Trend gathering pipeline	—	—	—	—	—	—	—	—	10,400	10,400

Recurring Segment Profit	$46,985	$58,548	$76,844	$59,282	$241,659	$48,013	$68,457	$73,373	$81,022	$270,865

* Because Four Corners, Wamsutter and the additional 20% interest in Discovery were affiliates of Williams at the time of these acquisitions, the transactions were between entities under common control, and have been accounted for at historical cost. Accordingly, these tables have been recast to reflect the historical results of Four Corners, Wamsutter and Equity Earnings in Discovery throughout the periods presented.

	2006*					2007*
(Thousands, except per-unit amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Y-T-D	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Y-T-D

Williams Partners L.P. Reconciliation of Non-GAAP “Distributable Cash Flow Excluding Equity Investments” to GAAP “Net income”

Net income	$48,855	$53,036	$66,384	$46,300	$214,575	$25,137	$46,742	$47,901	$44,851	$164,631
Depreciation, amortization and accretion	10,714	10,852	10,944	11,182	43,692	13,178	11,234	10,345	11,735	46,492
Amortization of natural gas purchase contract	1,354	1,322	1,322	1,322	5,320	1,188	1,189	1,189	1,188	4,754
Non-cash amortization of debt issuance costs included in interest expense	—	—	—	—	—	404	403	404	394	1,605
Equity earnings	(15,012)	(21,789)	(27,035)	(15,904)	(79,740)	(15,259)	(24,433)	(26,374)	(38,988)	(105,054)
Reimbursements from Williams under omnibus agreement	1,248	1,183	1,813	996	5,240	842	825	1,059	2,636	5,362
Non-cash adjustment of 2001-2002 EFM revenue	—	—	—	—	—	—	—	3,464	—	3,464
Impairment of Carbonate Trend gathering pipeline	—	—	—	—	—	—	—	—	10,400	10,400
Maintenance capital expenditures (a)(b)	(5,838)	(5,371)	(5,305)	(4,555)	(21,069)	(7,621)	(8,665)	(3,524)	(7,790)	(27,600)

Distributable Cash Flow Excluding Equity Investments	$41,321	$39,233	$48,123	$39,341	$168,018	$17,869	$27,295	$34,464	$24,426	$104,054

Less: Pre-partnership Four Corners net income allocated to general partner	(33,415)	(30,624)	(31,445)	(20,967)	(116,451)	—	—	—	—	—
Less: Pre-partnership Four Corners depreciation, amortization and accretion expense	(9,814)	(9,666)	(7,517)	(6,096)	(33,093)	—	—	—	—	—
Plus: Pre-partnership Four Corners maintenance capital expenditures(b)	4,673	4,116	3,368	2,711	14,868	—	—	—	—	—
Plus: Discovery’s cash distributions to Williams Partners L.P.	4,400	3,600	4,000	4,400	16,400	3,600	10,869	3,600	8,400	26,469

Distributable cash flow attributable to partnership operations	7,165	6,659	16,529	19,389	49,742	21,469	38,164	38,064	32,826	130,523

Distributable Cash Flow attributable to partnership operations allocable to general partner	410	201	3,066	3,612	7,289	1,487	9,607	9,557	6,201	26,852

Distributable Cash Flow attributable to limited partnership operations allocable to limited partners	$6,755	$6,458	$13,463	$15,777	$42,453	$19,982	$28,557	$28,507	$26,625	$103,671

Weighted average number of units outstanding:	14,006,146	14,923,619	21,597,072	25,266,210	18,986,368	39,358,798	39,358,798	39,359,555	42,422,444	40,131,195

Distributable Cash Flow attributable to partnership operations per limited partner unit:	$0.48	$0.43	$0.62	$0.62	$2.15	$0.51	$0.73	$0.72	$0.63	$2.59

(a) Maintenance capital expenditures includes certain well connection capital.
(b) Prior-period maintenance capital expenditures have been adjusted to exclude certain efficiency (cost-reduction) type capital.

Wamsutter Reconciliation of Non-GAAP “Distributable Cash Flow” to GAAP “Net income”

Net income	$9,341	$18,268	$20,952	$13,129	$61,690	$11,328	$20,558	$18,472	$27,027	$77,385
Depreciation, amortization and accretion	3,774	3,920	4,215	4,280	16,189	4,258	4,440	4,586	5,140	18,424
Maintenance capital expenditures	(6,450)	(5,372)	(5,794)	(2,992)	(20,608)	(4,535)	(5,763)	(5,284)	(5,108)	(20,690)

Distributable Cash Flow - 100%	$6,665	$16,816	$19,373	$14,417	$57,271	$11,051	$19,235	$17,774	$27,059	$75,119

Discovery Producer Services Reconciliation of Non-GAAP “Distributable Cash Flow” to GAAP “Net income”

Net income	$9,452	$5,868	$10,138	$4,625	$30,083	$6,551	$6,460	$13,168	$21,892	$48,071
Depreciation, amortization and accretion	6,379	6,374	6,380	6,429	25,562	6,483	6,508	6,243	6,718	25,952
Maintenance capital expenditures	(516)	(506)	(262)	22	(1,262)	(429)	(595)	(1,560)	1,207	(1,377)

Distributable Cash Flow - 100%	$15,315	$11,736	$16,256	$11,076	$54,383	$12,605	$12,373	$17,851	$29,817	$72,646

Distributable Cash Flow — our 60% interest	$9,189	$7,042	$9,754	$6,646	$32,631	$7,563	$7,424	$10,711	$17,890	$43,588

* Because Four Corners, Wamsutter and the additional 20% interest in Discovery were affiliates of Williams at the time of these acquisitions, the transactions were between entities under common control, and have been accounted for at historical cost. Accordingly, these tables have been recast to reflect the historical results of Four Corners, Wamsutter and Equity Earnings in Discovery throughout the periods presented.

Consolidated Statements of Income
(UNAUDITED)

	2006*					2007*
(Thousands, except per-unit amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Y-T-D	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Y-T-D

Revenues:
Product sales:
Affiliate	$58,396	$63,370	$68,542	$64,767	$255,075	$56,552	$62,119	$75,519	$73,780	$267,970
Third-party	2,792	7,766	4,553	1,808	16,919	6,313	5,070	4,297	7,282	22,962
Gathering and processing:
Affiliate	9,933	10,756	10,162	11,377	42,228	9,491	8,743	9,178	8,407	35,819
Third-party	51,376	49,405	52,679	52,972	206,432	51,103	51,422	51,721	48,529	202,775
Storage	5,105	5,924	6,581	7,627	25,237	6,410	6,818	7,404	7,384	28,016
Fractionation	3,953	2,989	2,708	2,048	11,698	1,917	2,616	2,723	2,366	9,622
Other	1,180	976	1,357	2,308	5,821	2,029	2,481	(1,266)	2,409	5,653

Total revenues	132,735	141,186	146,582	142,907	563,410	133,815	139,269	149,576	150,157	572,817

Cost and expenses:
Product cost and shrink replacement:
Affiliate	21,380	18,057	19,159	19,605	78,201	21,725	18,520	18,806	14,424	73,475
Third-party	22,620	26,662	25,542	22,483	97,307	20,470	26,157	30,043	31,553	108,223
Operating and maintenance expense:
Affiliate	15,686	13,401	10,681	13,859	53,627	14,328	10,484	15,275	21,546	61,633
Third-party	21,100	28,167	26,888	25,432	101,587	28,185	23,759	25,259	23,507	100,710
Depreciation, amortization and accretion	10,714	10,852	10,944	11,182	43,692	13,178	11,234	10,345	11,735	46,492
General and administrative expense:
Affiliate	7,281	9,227	7,730	10,057	34,295	9,406	9,644	10,816	12,172	42,038
Third-party	1,305	950	1,038	1,852	5,145	664	1,189	925	812	3,590
Taxes other than income	2,283	1,757	2,352	2,569	8,961	2,114	2,626	2,474	2,410	9,624
Other	(3,643)	328	90	752	(2,473)	460	198	134	11,303	12,095

Total costs and expenses	98,726	109,401	104,424	107,791	420,342	110,530	103,811	114,077	129,462	457,880

Operating income	34,009	31,785	42,158	35,116	143,068	23,285	35,458	35,499	20,695	114,937

Equity earnings — Wamsutter	9,341	18,268	20,952	13,129	61,690	11,328	20,558	18,472	25,854	76,212
Equity earnings — Discovery	5,671	3,521	6,083	2,775	18,050	3,931	3,875	7,902	13,134	28,842
Interest expense:
Affiliate	(15)	(15)	(15)	(44)	(89)	(15)	(15)	(16)	(15)	(61)
Third-party	(221)	(633)	(3,256)	(5,634)	(9,744)	(14,375)	(14,395)	(14,268)	(15,249)	(58,287)
Interest income	70	110	462	958	1,600	983	1,261	312	432	2,988

Net income	$48,855	$53,036	$66,384	$46,300	$214,575	$25,137	$46,742	$47,901	$44,851	$164,631

Allocation of net income*
Net income	$48,855	$53,036	$66,384	$46,300	$214,575	$25,137	$46,742	$47,901	$44,851	$164,631
Allocation of net income to general partner	43,957	49,241	54,171	35,011	182,380	12,912	27,725	23,409	21,144	85,190

Allocation of net income to limited partners	4,898	3,795	12,213	11,289	32,195	12,225	19,017	24,492	23,707	79,441

Net income, per common and subordinated unit	$0.35	$0.25	$0.57	$0.45	$1.62	$0.31	$0.48	$0.62	$0.56	$1.97
Weighted average number of units outstanding	14,006,146	14,923,619	21,597,072	25,266,210	18,986,368	39,358,798	39,358,798	39,359,555	42,422,444	40,131,195

* Because Four Corners, Wamsutter and the additional 20% interest in Discovery were affiliates of Williams at the time of these acquisitions, the transactions were between entities under common control, and have been accounted for at historical cost. Accordingly, these tables have been recast to reflect the historical results of Four Corners, Wamsutter and Equity Earnings in Discovery throughout the periods presented. Net income applicable to periods before the acquisitions of these businesses is fully allocated to our general partner, which results in no impact to net income per limited partner unit.

Segment Profit & Operating Statistics
(UNAUDITED)

	2006*					2007*
(Thousands)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Y-T-D	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Y-T-D

Gathering and Processing — West
Segment revenues	$115,672	$127,794	$132,603	$126,244	$502,313	$120,428	$125,047	$134,035	$134,277	$513,787
Product cost and shrink replacement	38,277	41,800	41,821	38,099	159,997	39,675	42,313	45,791	42,655	170,434
Operating and maintenance expense	29,095	34,525	29,950	31,193	124,763	33,097	29,487	34,267	38,931	135,782
Depreciation, amortization and accretion	9,814	9,952	10,035	10,254	40,055	12,175	10,203	8,564	10,581	41,523
Direct general and administrative expenses	3,400	2,361	2,838	3,321	11,920	1,821	1,797	1,839	2,333	7,790
Other, net	(1,567)	1,919	2,260	3,157	5,769	2,384	2,624	2,414	3,145	10,567

Segment operating income	36,653	37,237	45,699	40,220	159,809	31,276	38,623	41,160	36,632	147,691
Equity earnings	9,341	18,268	20,952	13,129	61,690	11,328	20,558	18,472	25,854	76,212

Segment profit	$45,994	$55,505	$66,651	$53,349	$221,499	$42,604	$59,181	$59,632	$62,486	$223,903

Gathering and Processing — Gulf
Segment revenues	$733	$676	$632	$615	$2,656	$561	$459	$521	$578	$2,119
Operating and maintenance expense	242	231	399	788	1,660	550	361	443	521	1,875
Depreciation and accretion	300	300	300	300	1,200	304	303	304	338	1,249
Direct general and administrative expenses	2	7	—	(8)	1	—	—	—	—	—
Other, net	—	—	—	—	—	—	—	—	10,406	10,406

Segment operating income (loss)	189	138	(67)	(465)	(205)	(293)	(205)	(226)	(10,687)	(11,411)
Equity earnings	5,671	3,521	6,083	2,775	18,050	3,931	3,875	7,902	13,134	28,842

Segment profit	$5,860	$3,659	$6,016	$2,310	$17,845	$3,638	$3,670	$7,676	$2,447	$17,431

NGL Services
Segment revenues	$16,330	$12,716	$13,347	$16,048	$58,441	$12,826	$13,763	$15,020	$15,302	$56,911
Product cost	5,723	2,919	2,880	3,989	15,511	2,520	2,364	3,058	3,322	11,264
Operating and maintenance expense	7,449	6,812	7,220	7,310	28,791	8,866	4,395	5,824	5,601	24,686
Depreciation and accretion	600	600	609	628	2,437	699	728	1,477	816	3,720
Direct general and administrative expenses	301	235	279	334	1,149	498	470	510	712	2,190
Other, net	207	166	182	164	719	190	200	194	162	746

Segment profit	$2,050	$1,984	$2,177	$3,623	$9,834	$53	$5,606	$3,957	$4,689	$14,305

* Because Four Corners, Wamsutter and the additional 20% interest in Discovery were affiliates of Williams at the time of these acquisitions, the transactions were between entities under common control, and have been accounted for at historical cost. Accordingly, these tables have been recast to reflect the historical results of Four Corners, Wamsutter and Equity Earnings in Discovery throughout the periods presented.

Operating Information:
Williams Partners:
Conway storage revenues	$5,105	$5,924	$6,581	$7,627	$17,610	$6,410	$6,818	$7,404	$7,384	$28,016
Conway fractionation volumes (bpd) — our 50%	46,042	39,669	38,517	31,374	41,382	31,316	36,220	35,574	34,682	34,460
Carbonate Trend gathered volumes (MMBtu/d)	33,407	29,327	27,650	26,995	30,107	25,187	19,127	22,080	24,226	22,651
Williams Four Corners:
Gathered volumes (MMBtu/d)	1,511,867	1,473,371	1,501,978	1,512,304	1,495,771	1,452,694	1,461,514	1,468,598	1,386,512	1,499,937
Processed volumes (MMBtu/d)	868,200	861,876	878,965	893,022	869,731	866,116	872,091	889,576	786,271	875,601
Liquid sales gallons (000s)	41,413	43,874	47,009	49,714	132,296	45,603	39,031	46,098	35,957	166,689
Net liquids margin (cents/gallon)	$0.37	$0.49	$0.56	$0.45	$0.48	$0.41	$0.53	$0.63	$0.91	$0.61
Wamsutter — 100%:
Gathered volumes (MMBtu/d)	468,243	475,703	498,124	517,775	490,119	509,857	521,586	512,808	519,428	515,938
Processed volumes (MMBtu/d)	264,744	270,752	282,024	293,116	277,749	302,029	312,414	308,659	319,515	310,697
Liquid sales gallons (000s)	35,891	38,259	33,983	32,635	140,768	28,053	26,789	25,114	33,191	113,147
Net liquids margin (cents/gallon)	$0.14	$0.34	$0.41	$0.29	$0.29	$0.27	$0.40	$0.48	$0.72	$0.48
Discovery Producer Services — 100%
Gathered volumes (MMBtu/d)	581,788	342,037	435,885	514,486	451,449	547,504	616,172	579,588	583,106	581,685
Gross processing margin ($/MMBtu)	$0.16	$0.25	$0.28	$0.25	$0.22	$0.23	$0.24	$0.32	$0.53	$0.33